SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

WellPoint, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT ANNUAL MEETING INFORMATION —

YOUR VOTE COUNTS!

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

WELLPOINT, INC. 2008 Annual Meeting of Shareholders to be Held on May 21, 2008

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request printed copies. The items to be voted on at the annual meeting and instructions on how to obtain a copy of the proxy materials are provided on the reverse side of this notice. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The annual report and proxy statement are available at:

www.envisionreports.com/wlp

Easy Online Access — A Convenient Way to View Proxy Materials and Vote!
If you have access to the Internet, you can complete the process in a few easy steps:
Step 1: Go to www.envisionreports.com/wlp. Have your notice in hand when you access the website.
Step 2: Click the View buttons to view our proxy materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and Vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

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Shareholder Meeting Notice

The WELLPOINT, INC. 2008 Annual Meeting of Shareholders will be held on Wednesday, May 21, 2008 at 10:00 a.m. Eastern Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR Proposals 1 and 2 and vote AGAINST Proposal 3:

1.	To elect six members of the Board of Directors for three-year terms. Director Nominees:

Angela F. Braly Warren Y. Jobe Senator Donald W. Riegle, Jr.	William H.T. Bush William G. Mays William J. Ryan

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2008.

3.	To consider a shareholder proposal concerning an advisory resolution on compensation of named executive officers if properly presented at the meeting.

Annual Meeting of Shareholders

120 Monument Circle, Indianapolis, IN 46204

Wednesday, May 21, 2008

Registration and Seating Available at 9:00 a.m. Eastern Daylight Time

Meeting Begins at 10:00 a.m. Eastern Daylight Time

To attend the annual meeting, please present this notice card and photo identification at the registration desk upon arrival.

Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 12, 2008 to facilitate timely delivery.

Here’s how to order a copy of the proxy materials:

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a copy of the proxy materials.
g	Telephone – Call us free of charge at 1-866-641-4276 in the US, Canada or Puerto Rico using a touch-tone phone and follow the instructions. From outside the US, Canada or Puerto Rico call 781-575-2300.
g	Internet – Go to www.envisionreports.com/wlp and follow the instructions.
g	Email – Send an e-mail message with “Proxy Materials Order” in the Subject field and your name, address and the three numbers that appear in the shaded bar on the reverse side of this notice to investorvote@computershare.com.

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